EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-169814 of Magnum Hunter Resources Corporation on Form S-8 of our report dated October 18, 2012, relating to the financial statements and supplemental schedule of Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Hein & Associates LLP
Dallas, Texas
October 15, 2013